UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2015

B/E AEROSPACE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18348	06-1209796
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

1400 Corporate Center Way, Wellington, Florida		33414-2105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2015, Wayne R. Exton announced his retirement from his position as the Vice President and General Manager, Business Jet Segment for B/E Aerospace, Inc. (the “Company”).  Mr. Exton will serve as a consultant to the Company through August 9, 2017 pursuant to the terms of a written Consulting Agreement entered into with the Company (the “Consulting Agreement”).

In recognition of Mr. Exton’s contributions to the Company, Mr. Exton will receive the compensation and benefits payable upon a termination without cause under his employment agreement dated May 4, 2012, the material terms of which have been previously disclosed in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on April 30, 2015.  Pursuant to the Consulting Agreement, Mr. Exton will receive a consulting fee of $16,666 per month.  In consideration for Mr. Exton agreeing to a non-compete covenant applicable for one year beyond the term of the Consulting Agreement, 1,000 shares of his performance-based vesting restricted stock that, had he remained employed, were eligible to vest on each of December 15, 2015 and December 17, 2016, will remain outstanding and will vest on those respective dates subject to Mr. Exton’s continued provision of consulting services pursuant to the terms of the Consulting Agreement and the satisfaction of the applicable performance conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B/E AEROSPACE, INC.

By:	/s/ Ryan M. Patch
	Name:	Ryan M. Patch
	Title:	Vice President—Law, General Counsel and Secretary

Date:           August 7, 2015